UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2025

LQR HOUSE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41778	86-1604197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6538 Collins Ave. Suite 344 Miami Beach, Florida	33141
(Address of principal executive offices)	(Zip Code)

(786) 389-9771

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	YHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dr. Jing Lu

On October 15, 2025, Dr. Jing Lu, a member of the board of directors (the “Board”) of LQR House Inc. (the “Company”), a member of the compensation committee of the Board (the “Compensation Committee”), a member of the audit committee (the “Audit Committee”) and the chairman of the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”), tendered her resignation from the Board, effective October 15, 2025. Dr. Lu’s resignation from the Board was not due to any disagreement with the Company, the Board or the management of the Company on any matter relating to the Company’s operations, policies, practices or otherwise.

Appointment of Mr. Kah Loong Randy Yeo

On October 20, 2025, the Board appointed Mr. Kah Loong Randy Yeo as a member of the Board, effective as of that date. In connection with his appointment, Mr. Yeo was also appointed as the chairman of the Nominating and Corporate Governance Committee, a member of the Compensation Committee and a member of the Audit Committee.

Mr. Randy Yeo is an accomplished finance executive with over 20 years of experience in public accounting, investment banking, asset management, and financial technology. He has led financial operations, accounting, and strategic growth for investment funds, fintech startups, and hedge funds. From 2021 to 2024, Mr. Yeo served as Chief Financial Officer, Chief Compliance Officer, and Head of Operations at Chiral Global Investors L.P., where he established and managed an institutional-quality asset management fund and implemented financial strategies that enhanced reporting transparency and operational scalability. Prior to that, he was U.S. Senior Controller at Riskfield Inc., where he helped guide the company through a $300 million IPO and streamlined cross-border financial operations. Mr. Yeo previously served as Chief Financial Officer and Head of Financial Control & Accounting at CITIC Securities International USA, LLC, overseeing financial reporting, forecasting, and investor relations. Earlier in his career, he held finance leadership roles at Direct Markets Holdings Corp., focusing on compliance, M&A integrations, and finance transformation initiatives. Mr. Yeo holds a Bachelor of Commerce in Accounting and Management Information Systems from Deakin University (Australia) and an MBA in Accounting from Maharishi University.

Mr. Yeo brings to the Board extensive financial leadership experience, capital markets expertise, and a proven record of driving growth and operational excellence in complex, global organizations.

The Board has determined that Mr. Yeo is independent under the applicable rules of the SEC and The Nasdaq Stock Market. The selection of Mr. Yeo to serve as a director of the Company was not pursuant to any arrangement or understanding with any other person. There are no family relationships between Mr. Yeo and any director or executive officer of the Company and there are no transactions between Mr. Yeo and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with such director appointment, the Company shall enter into an independent director agreement with Mr. Yeo. Pursuant to the director agreement, Mr. Yeo will be entitled to receive from the Company an annual cash fee of $48,000, to be paid in monthly installments, for his services as a director of the Board. The foregoing summary does not purport to be complete and is qualified in its entirety by a form of director agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 26, 2024.

In connection with such director appointment, the Company and Mr. Yeo shall enter into the Company’s standard indemnification agreement in the form filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 with the SEC on June 16, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LQR HOUSE INC.

Dated: October 20, 2025	By:	/s/ Sean Dollinger
	Name:	Sean Dollinger
	Title:	Chief Executive Officer

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